Exhibit 99.1

Finance of America Companies CEO Patricia Cook to Retire

Cook to Remain as CEO until Board of Directors Completes Search for Successor

IRVING, Texas (February 17, 2022) - Finance of America Companies Inc. (NYSE: FOA) (the “Company”), a high growth consumer lending and services platform, today announced that Chief Executive Officer Patricia L. Cook has informed the Board of Directors of her decision to retire from the Company. As part of this planned transition, Cook will continue to serve as Chief Executive Officer until a successor is appointed, and it is expected that she will remain on the Company’s Board of Directors through the date of the Company’s 2022 Annual Meeting of Stockholders. The Board has commenced a search for a new CEO.

Brian L. Libman, Chairman of the Board of Directors, said, “On behalf of the Board, I want to thank Patti for her countless contributions to Finance of America over the past six years. As President and Chief Executive Officer, she has been a visionary and unifying force across the entire enterprise playing important roles in our evolution into a public company. More recently, Patti laid the groundwork for the implementation of our long-term strategic roadmap that focuses on optimizing the business, driving growth, and increasing enterprise value to the benefit of all stakeholders. Patti’s efforts have served to strengthen our competitive position in the market and set us up to achieve enduring success.”

“It has been an honor and a privilege to lead this dynamic, visionary organization. My time at Finance of America has been the crowning achievement of my career,” said Cook. “I am so proud to have played a role in building this purposefully different consumer lending platform with the broadest range of products and services designed to help a diverse consumer base. I want to thank our amazing team of talented and committed professionals who work tirelessly to the benefit of our customers, investors, and the industry.”

Cook continued, “I’m committed to ensuring a smooth transition during this process. I will continue to lead FOA until my successor is found who will drive the execution of the long-term growth strategy we’ve laid out for the Company.”

Under Patti’s leadership, the Company grew to more than 5,000 employees across 300 global offices and achieved record revenue growth across all business segments. In addition, the Company completed several strategic acquisitions of industry-leading platforms across mortgage, specialty finance and lender services with a focus on growing complementary business lines that enabled FOA to reach and serve more customers. This culminated with Finance of America debuting on the New York Stock Exchange on April 5, 2021.

Cook has been with Finance of America for six years, serving as its CEO since October 2020. She joined Finance of America as Senior Managing Director in March 2016 and was elevated to President in March 2017.

Speaking about the search for a successor Libman said, “We are committed to moving swiftly, but deliberately – and we are looking far and wide for the best leader to take this company forward, realize our long-term vision and maximize the lifetime household value of our customers.”

“I’m proud of everything that I’ve accomplished throughout my 40-year long career. Now, I’m ready to embark on a new chapter in life including spending more time with family, especially my grandchildren,” concluded Cook.

About Finance of America Companies

Finance of America (NYSE: FOA) is a dynamic consumer lending platform that provides customers at various stages in life with access to a diverse range of flexible, end-to-end home financing and home equity solutions. Product offerings include mortgages, reverse mortgages, and loans to residential real estate investors distributed across retail, third-party network, and digital channels. In addition, Finance of America offers complementary lending services to enhance the customer experience, as well as capital markets and portfolio management capabilities to optimize distribution to investors. The Company is headquartered in Irving, TX. For more information, please visit www.financeofamerica.com.

Media Relations Contact: pr@financeofamerica.com

Investor Relations Contact: ir@financeofamerica.com